Exhibit 10.49

DOUGLAS DYNAMICS, INC.

GRANT NOTICE FOR 2010 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNITS

(NONEMPLOYEE DIRECTOR)

FOR GOOD AND VALUABLE CONSIDERATION, Douglas Dynamics, Inc. (the “Company”), hereby grants to Participant named below the number of restricted stock units specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Douglas Dynamics, Inc. 2010 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, each as amended from time to time.  Each restricted stock unit subject to this Award represents the right to receive one share of the Company’s common stock, par value $0.01 (the “Common Stock”), subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions.  This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant: _____________

Grant Date: __________ __, 20__

Number of restricted stock units subject to the Award: __________

Vesting Schedule:  All of the restricted stock units shall be fully vested on the Grant Date

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

DOUGLAS DYNAMICS, INC.
Participant Signature
By:
Title:
Address (please print)

DOUGLAS DYNAMICS, INC.

STANDARD TERMS AND CONDITIONS FOR

RESTRICTED STOCK UNITS

(NONEMPLOYEE DIRECTOR)

These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Douglas Dynamics, Inc. 2010 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice that specifically refers to these Standard Terms and Conditions.  In addition to these Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.TERMS OF RESTRICTED STOCK UNITS

Douglas Dynamics, Inc., a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) specified in the Grant Notice.  Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.VESTING OF RESTRICTED STOCK UNITS

The Award shall be fully vested as of the Grant Date set forth in the Grant Notice.

3.SETTLEMENT OF RESTRICTED STOCK UNITS

The Restricted Stock Units shall be settled by the delivery to the Participant or a designated brokerage firm of one share of Common Stock per Restricted Stock Unit as soon as reasonably practicable following a Termination of Employment of the Participant that constitutes a “Separation from Service” (as defined in authoritative guidance under Section 409A of the Code), and in all events no later than the end of the calendar year in which such Termination of Employment occurs or, if later, two and one-half months after such Termination of Employment (unless delivery is subsequently deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).

4.RIGHTS AS STOCKHOLDER; DIVIDEND EQUIVALENTS

The Participant shall not have voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

The Participant shall receive a cash payment equivalent to any dividends or other distributions paid with respect to the shares of Common Stock underlying the Restricted

Stock Units before the Restricted Stock Units are settled.  If, however, any dividends or distributions with respect to the Common Stock underlying the Restricted Stock Units are paid in Shares rather than cash, the Participant shall be credited with additional restricted stock units equal to the number of Shares that the Participant would have received had the Restricted Stock Units been actual Shares, and such restricted stock units shall be deemed Restricted Stock Units subject to the same terms of the Grant Notice, these Standard Terms and Conditions and the Plan as are the other Restricted Stock Units granted under this Award.  Any amounts due to the Participant under this provision shall be paid to the Participant, in cash, no later than the end of the calendar year in which the dividend or other distribution is paid to stockholders of the Company or, if later, the 15th day of the third month following the date the dividends are paid to stockholders; provided that, in the case of any distribution with respect to which the Participant is credited with additional Restricted Stock Units, distribution shall be made at the same time as payment is made in respect of the other Restricted Stock Units granted under this Award.

5.RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued in respect of Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.TAXES

The Company shall not deliver shares in respect of any Restricted Stock Units unless and until the Participant has made arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations.  The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.  Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the delivery of the Common Stock, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the Award (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company).  The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the Award from any amounts payable by it to the Participant (including, without limitation, future cash wages).

7.NON-TRANSFERABILITY OF AWARD

The Participant represents and warrants that the Restricted Stock Units are being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Participant further understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of.

8.OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock Units.  Any prior agreements, commitments or negotiations concerning the Restricted Stock Units are superseded.

9.LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

10.GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Plan shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

11.ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.